Exhibit j

                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants




                        CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated February 26, 1999, on the financial statements of Connecticut Daily Tax Free Income Fund, Inc. referred to therein, which is incorporated by reference in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A, File No. 2-96456, of Connecticut Daily Tax Free Income Fund, Inc., as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Counsel and Auditors" and "Financial Statements".




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
May 28, 1999